UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

4M CARBON FIBER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55401	80-0379897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

835 Innovation Drive, Suite 200 Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 444-6789

WOODLAND HOLDINGS CORP.

 (Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.	Unregistered Sales of Equity Securities.

On April 18, 2019, Joshua M. Kimmel, the President and member of the Board of Directors of 4M Carbon Fiber Corp., a Delaware corporation (the “Company”), purchased an aggregate of 33,333 shares of common stock of the Company for an aggregate purchase price of $50,000, or $1.50 per share.  The Company issued the shares to Mr. Kimmel pursuant to the exemption from the registration requirements of the Securites Act of 1933, as amended, available to the Company under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act, due to the fact that the sale did not involve a public offering of securities.  Mr. Kimmel used his personal funds to purchase the shares.  Upon the consummation of the sale, Mr. Kimmel beneficially owns an aggregage of 2,944,333 shares of common stock of the Company, representing approximatley 3.74% of the 78,647,588 shares of common stock of the Company outstanding as of the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

4M CARBON FIBER CORP.

Dated: April 22 , 2019	By:	/s/ Erwin W. Vahlsing
Erwin W. Vahlsing
Chief Financial Officer
(Principal Financial and Accounting Officer)

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